Exhibit 99.1

Media Contacts: Aimee Grove Allison & Partners for ZipRealty 415-277-4902 ziprealty@allisonpr.com	John Oldham ZipRealty 510-735-2805 joldham@ziprealty.com

ZipRealty Announces Change to Independent Contractor Model for its California Agents

EMERYVILLE, Calif., July 1, 2010 – ZipRealty (NASDAQ: ZIPR, www.ziprealty.com), the fifth largest real estate brokerage in the U.S. by total transaction volume, announced today that as of September 1, 2010 it plans to engage all California-based agents as independent contractors.

“Over the past ten years, ZipRealty has succeeded by capitalizing on new technologies and evolving to take advantage of changing market conditions. Our move today to the independent contractor model in California is another bold step forward, and one that we believe will build on our strengths within ZipRealty’s largest market area.” said Patrick Lashinsky, President and CEO of ZipRealty. “By combining ZipRealty’s exceptional commitment to outstanding customer service, our industry-leading technology and unmatched marketing expertise with the flexibility afforded by the independent contractor model, we believe that we can offer a best-of-both-worlds proposition for agents and the Company, and ultimately for our customers as well.”

ZipRealty’s California agents will continue to have access to the Company’s proprietary technology, marketing support, and training and brokerage resources. ZipRealty’s independent contractor agents will be free to develop their own work styles and will have access to an expanding array of compensation alternatives, all of which revolve around the ZipRealty’s differentiated value proposition. ZipRealty will continue to offer its unique customer satisfaction guarantee and to reward its agents for delivering outstanding client service.

“Moving to an independent contractor structure in California will not take our focus off of delivering great home buying and selling experiences to our customers, and we plan to use our technology to bring innovation to the independent contractor model,” Lashinsky said. “From a financial standpoint, this shift is expected to provide greater opportunity for our agents, while also improving ZipRealty’s ability to drive growth and innovation long term.”

About ZipRealty, Inc.

ZipRealty is a leading full-service residential real estate brokerage that uses an innovative combination of a comprehensive online presence, robust proprietary technology and knowledgeable local agents in the field to offer its clients fast, responsive and transparent service. The Company’s award-winning, user-friendly website gives its users access to comprehensive local Multiple Listing Services home listings data, as well as other relevant market and neighborhood information and tools. The Company’s proprietary technology, including its agent platform and customer relationship tools, helps it to increase agent efficiency and reduce costs, allowing the Company to pass on significant savings to consumers as permitted by law. Founded in 1999, the Company operates in 35 major markets in 22 states and the District of Columbia. For more information on ZipRealty, visit www.ziprealty.com or call 1-800-CALL-ZIP.

Cautionary Language

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including, without limitation, statements regarding the Company’s plans to engage its California agents as independent contractors by September 1, 2010, the success of those plans in building on the Company’s strengths and in providing value to agents and customers, the access of those agents to the Company’s resources and compensation alternatives, the Company’s continued focus on and ability to deliver outstanding customer service, the Company’s plans to continue offering a customer satisfaction guarantee and to reward agents for customer service, and the Company’s expectations regarding opportunities for agents, growth and innovation. These forward looking statements are also subject to other risk factors set forth in the Company’s Form 10-K for its recently completed fiscal year 2009. The forward-looking statements included in this release are made as of today’s date and, except as otherwise required by law, ZipRealty does not intend to update these forward-looking statements to reflect events or circumstances after the date hereof.

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